UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

6450 Cameron Street #110A
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐                      Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 1.01 Material Definitive Agreement.

On February 8, 2016, Growblox Sciences, Inc. (the “Company”) entered into an Amended and Restated 6% Senior Secured Convertible Promissory Note (the “Amended Note”) in the face amount of $2,750,000.00.  Under the terms of the Amended Note, the Company is the borrower and Pacific Leaf Ventures, LP (“Pacific Leaf”), is the lender.  The Amended Note amends and restates an earlier note dated June 8, 2015, pursuant to which Pacific Leaf advanced to the Company an aggregate of $1,781,872.40 in various increments from June 9, 2015 to January 25, 2016.  All of the advances remain outstanding.  Accordingly, under the Amended Note, Pacific Leaf can make to the Company new advances in the total additional amount of approximately $1,000,000.00.  Each new advance will be made at the request of the Company and in the discretion of Pacific Leaf.

Interest accrues on the outstanding principal amount at the rate of 6% per annum and is paid quarterly.  All outstanding principal, or any portion thereof, together with any unpaid interest can be converted at any time at the option of Pacific Leaf into common shares of the Company at the conversion price of $.25 per share, subject to adjustment in the event of certain corporate actions.  The maturity date by which all principal and interest shall be paid is May 26, 2020.

The Amended Note was issued pursuant to a Note Purchase Agreement originally entered into between the Company and Pacific Leaf on May 12, 2015, and amended on February 8, 2016, the date of the Amended Note.  The Amended Note is secured by a Security Agreement covering certain collateral owned by the Company and/or its wholly owned subsidiary GB Sciences Nevada LLC, a Nevada limited liability company (“GB Sciences”).

Also on February 8, 2016, the Company entered into an Amended and Restated Royalty Agreement wherein Pacific Leaf is entitled to a royalty during a ten year royalty period of between 9.1% and 18.2%, depending on certain contingencies, on the gross sales revenues of GB Sciences.  GB Sciences holds a provisional certificate issued by the Division of Public & Behavioral Health of the Nevada Department of Health and Human Services to cultivate medical cannabis at 3550 W. Teco Avenue, Las Vegas, Nevada.  The royalty is in exchange for a license from Pacific Leaf to the Company and GB Sciences of certain cannabis growing technologies.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated 6% Senior Secured Convertible Promissory Note
10.2	Amended and Restated Royalty Agreement
10.3	Omnibus Amendment and Waiver

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: February 12, 2016	By:	/s/ John Poss
John Poss
Chief Financial Officer